UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2015

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2015, Mr. James B. Flaws retired as Vice Chairman of Corning Incorporated (the "Company"), following 42 years of distinguished service. On the same date, Mr. Flaws retired from the Board of Directors and its Finance and Executive Committees. Mr. Flaws had previously relinquished the chief financial officer title effective August 31, 2015, as part of his plan to retire, and Mr. R. Tony Tripeny was appointed Chief Financial Officer of the Company. Please refer to the Company’s Form 8-K filed on July 21, 2015.

On December 2, 2015, the Company’s Board of Directors designated Mr. Edward A. Schlesinger as principal accounting officer. Mr. Schlesinger was also named as an officer for purposes of Section 16 of the Securities Act of 1934. Mr. Schlesinger has not received any waiver under the Company’s codes of conduct and has had no direct or indirect material interest in any reportable related party transaction with the Company. Mr. Schlesinger assumes the role of principal accounting officer from Mr. Tripeny, who will remain principle financial officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

December 4, 2015	By:	Linda E. Jolly

Name: Linda E. Jolly
Title: Vice President and Corporate Secretary